As filed with the Securities and Exchange Commission on September 19, 1996
                                                        Registration No. 333-
- -----------------------------------------------------------------------------

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                            ______________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                             _____________________

                       TRANS LEASING INTERNATIONAL, INC.
            (Exact name of registrant as specified in its charter)


                  DELAWARE                            36-2747735
          (State or other jurisdiction             (I.R.S. Employer
        of incorporation or organization)         Identification No.)

               3000 DUNDEE ROAD                          60062
             NORTHBROOK, ILLINOIS                      (Zip Code)
     (Address of Principal Executive Offices)

                  ___________________________________________

                TRANS LEASING INTERNATIONAL, INC. SAVINGS PLAN
                           (Full title of the plan)
                  ___________________________________________

        RICHARD GROSSMAN                            (847) 272-1000
PRESIDENT AND CHIEF EXECUTIVE OFFICER        (Telephone number, including
        3000 DUNDEE ROAD                      area code, of agent for service)
     NORTHBROOK, ILLINOIS 60062
(Name and address of agent for service)

                 ____________________________________________

       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
          IMMEDIATELY UPON THE FILING OF THIS REGISTRATION STATEMENT
                 _____________________________________________


                                                  CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                               PROPOSED MAXIMUM         PROPOSED MAXIMUM
 TITLE OF SECURITIES TO BE   AMOUNT TO BE     OFFERING PRICE PER       AGGREGATE OFFERING      AMOUNT OF REGISTRATION
       REGISTERED            REGISTERED(1)         SHARE(2)                 PRICE(2)                  FEE
- ------------------------------------------------------------------------------------------------------------------------------------
 Common Stock, par value
 $.01 per share              30,000 shares        $3.53125                $105,937.50               $36.54
====================================================================================================================================

(1) In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Act"), this Registration Statement also covers an indeterminate number of additional shares as may be issuable as a result of anti-dilution provisions of, and such indeterminate amount of interests to be offered or sold pursuant to, the employee benefit plan described herein.
(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Act, based upon the average high and low bid price of the registrant's Common Stock on September 13, 1996, as reported by the Nasdaq National Market.
================================================================================

                                    PART II
                             INFORMATION REQUIRED
                         IN THE REGISTRATION STATEMENT

     ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

              The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement: (1) the Company's Annual Report on Form 10-K for the year ended June 30, 1995 (File No. 0-15167); (2) the Company's Quarterly Reports on Form 10-Q for the quarters ended September 30, 1995, December 31, 1995 and March 31, 1996 (File No. 0-15167); (3) all other reports filed by the Company pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since June 30, 1995; and (4) the description of the Company's Common Stock contained in its Registration Statement on Form 8-A and any amendments or reports filed for the purpose of updating such description.

              All documents filed by the Company and the Trans Leasing International, Inc. Savings Plan (As Amended and Restated Effective as of July 1, 1994), as amended effective as of October 1, 1995 (the "Plan"), with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered pursuant to this Registration Statement have been sold or that deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

              The financial statements of the Company and the Plan incorporated by reference in this Registration Statement have been audited by Deloitte & Touche LLP, independent accountants, for the periods indicated in their reports thereon, which are incorporated by reference or included in the Annual Report on Form 10-K for the year ended June 30, 1995. The consolidated financial statements audited by Deloitte & Touche LLP have been incorporated herein by reference in reliance on their report given on their authority as experts in accounting and auditing. To the extent that Deloitte & Touche LLP audits and reports on the financial statements and any financial statement schedules of the Company issued at future dates, and consents to the use of their reports thereon, such financial statements and schedules also will be incorporated by reference in this Registration Statement in reliance upon their reports and said authority.

     ITEM 4.  DESCRIPTION OF SECURITIES.

              Not applicable - the Company's Common Stock to be offered pursuant to this Registration Statement has been registered under Section 12 of the Exchange Act as described in Item 3 of this Part II.

     ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

              Not applicable.

     ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

              Delaware law and Article Ninth of the Company's Restated Certificate of Incorporation, as amended, provide that the Company shall, under certain circumstances and subject to certain limitations, indemnify any person made or threatened to be made a party to a proceeding by reason of that person's former or present official capacity with the Company against judgments, penalties, fines, settlements and reasonable expenses. Any such person is also entitled, subject to certain limitations, to payment or reimbursement of reasonable expenses in advance of the final disposition of the proceeding.

     ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

              No securities are to be reoffered or resold pursuant to this Registration Statement.

     ITEM 8.  EXHIBITS.

          4.1(a)*     Restated Certificate of Incorporation.

          4.1(b)* Certificate of Amendment to Restated Certificate of Incorporation, dated December 12, 1986.

          4.2(a)*     Bylaws.

          4.2(b)*     Amendment to the Bylaws, dated April 27, 1988.

          4.3*        Specimen form of the Company's Common Stock certificate.

          5.1**       Opinion and Consent of Oppenheimer Wolff & Donnelly.

          5.2**       Internal Revenue Service Determination Letter for the
                      Savings Plan
                      (As Amended and Restated Effective as of July 1, 1994).

          23.1        Consent of Oppenheimer Wolff & Donnelly (included in
                      Exhibit 5.1).

          23.2**      Consent of Deloitte & Touche LLP.

          24.1 Power of Attorney (included on page 6 of this Registration Statement).

          99.1** Trans Leasing International, Inc. Savings Plan (As Amended and Restated Effective as of July 1, 1994).

          99.2** First Amendment to Trans Leasing International, Inc. Savings Plan (As Amended and Restated Effective as of
                      July 1, 1994), as amended effective as of October 1, 1995.

     * Incorporated by reference to the exhibits to the Company's Registration Statement on Form S-1, as amended (File No. 33-50228).

     **   Filed herewith.

          In connection with Exhibit 5.2, the registrant will also submit the Plan to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Plan.

ITEM 9.   UNDERTAKINGS.

          (a) The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events
                         arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                         Provided, however, that paragraphs (a)(1)(i) and
                         (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
              1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and

              Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Northbrook, State of Illinois, on September 16, 1996.


                                     TRANS LEASING INTERNATIONAL, INC.


                                     By:/s/Richard Grossman
                                        ---------------------------------------
                                           Richard Grossman
                                           President and Chief Executive Officer


                               POWER OF ATTORNEY

          KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard Grossman and Norman Smagley, and each of them, as his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on September 16, 1996 in the capacities indicated.


         SIGNATURE                                  TITLE
         ---------                                  -----

/s/ Richard Grossman         President, Chief Executive Officer and
- --------------------------- Chairman of the Board (Principal Executive Officer) Richard Grossman

/s/ Norman Smagley           Vice President, Finance and Chief Financial Officer
- --------------------------- (Principal Financial and Accounting Officer) Norman Smagley

/s/ Clifford V. Brokaw, III  Director
- ---------------------------
Clifford V. Brokaw, III

/s/ Larry S. Grossman        Director
- ---------------------------
Larry S. Grossman

/s/ Michael J. Heyman        Director
- ---------------------------
Michael J. Heyman

/s/ Mark C. Matthews         Director
- ---------------------------
Mark C. Matthews

- ---------------------------  Director
John S. Stodder

          Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Northbrook, State of Illinois or September 16, 1996.


                                            TRANS LEASING INTERNATIONAL, INC.
                                             SAVINGS PLAN


                                            By:/s/ Richard Grossman
                                               ---------------------------------
                                                   Richard Grossman
                                                   Plan Administrator

                               INDEX TO EXHIBITS

     EXHIBIT                                                            PAGE NO.
     -------                                                            --------

     4.1(a)*   Restated Certificate of Incorporation....................

     4.1(b)*   Certificate of Amendment to Restated Certificate of
               Incorporation Incorporation, dated December 12, 1986.....

     4.2(a)*   Bylaws...................................................

     4.2(b)*   Amendment to the Bylaws, dated April 27, 1988............

     4.3*      Specimen form of the Company's Common Stock Certificate..

     5.1**     Opinion and Consent of Oppenheimer Wolff & Donnelly......

     5.2** Internal Revenue Service Determination Letter for the Savings Plan (As Amended and Restated Effective as of
               July 1, 1994)............................................

     23.1      Consent of Oppenheimer Wolff & Donnelly (included in
               Exhibit 5.1).............................................

     23.2**    Consent of Deloitte & Touche LLP.........................

     24.1      Power of Attorney (included on page 6 of this
               Registration Statement)..................................

     99.1**    Trans Leasing International, Inc. Savings Plan (As
               Amended and Restated Effective as of July 1, 1994).......

     99.2** First Amendment to Trans Leasing International, Inc. Savings Plan (As Amended and Restated Effective as of July 1, 1994), as amended effective as of October 1,
               1995.....................................................

     _____________

     * Incorporated by reference to the exhibits to the Company's Registration Statement on Form S-1, as amended (File No. 33-50228).

     **  Filed herewith.